Exhibit 99.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

PRODUCT AGREEMENT

(INGREZZATM (valbenazine))

This Product Agreement (this “Product Agreement”) is issued under the Master Manufacturing Services Agreement dated 28 November 2016 between Patheon UK Limited and Neurocrine Biosciences Inc. (the “Master Agreement”), and is entered into 28 November 2016 (the “Effective Date”), between Patheon UK Limited, a corporation existing under the laws of England, having a principal place of business at Kingfisher Drive, Covingham, Swindon, SN3 5BZ, England (“Patheon”) and Neurocrine Biosciences Inc, 12780 El Camino Real, San Diego 92130, California, USA (“Client”).

The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.

The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.

1.	Product List and Specifications (See Schedule A attached hereto)

2.	Minimum Order Quantity, Annual Volume, and Price (See Schedule B attached hereto)

3.	Annual Stability Testing and Validation Activities (if applicable) (See Schedule C attached hereto)

4.	Active Materials, Active Materials Credit Value, and Maximum Credit Value (See Schedule D attached hereto)

5.	Yearly Forecasted Volume:

[…***…]

6.

Minimum Annual Revenue. as set out under Section 4.2.2 of the Master Agreement, Client shall be obliged to order and purchase an annual binding minimum amount of Product equal to USD$[…***…] (based on small scale commercial manufacturing) or USD$[…***…] (based on full scale commercial manufacturing) as applicable. If in any Year the amount of Product purchased by Client is less than USD$[…***…] or USD$[…***…] as applicable (i.e. payments of the Price received by Patheon) (“Actual Annual Purchase Amount”) then Client shall pay Patheon the shortfall between USD$[…***…] or USD$[…***…] as applicable and the Actual Annual Purchase Amount. Patheon shall be entitled to invoice Client for any shortfall following 31 December of each Year.

7.	Territory: USA

8.	Manufacturing Site: the facility owned and operated by […***…].

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9.	Inflation Index: pursuant to Section 4.2(a) of the Master Agreement, the inflation index is for France, “Indices de salaires mensuels de base des salaries de l’industrie pharmaceutique”, published by Les Entreprises du médicament (LEEM) (for illustration: http://www.leem.org/article/les-indices-des-salaires-de-lindustrie-pharmaceutique) .

10.	Initial Product Term: from the Effective Date until December 31, 2021.

11.	Notices: as set out under Section 13.9 of the Master Agreement

12.	Other Modifications to the Master Agreement: Not applicable

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON UK LIMITED

By:	/s/ Andrew Robinson
Name:	Andrew Robinson
Title:	Finance Director

Date:	22 December 2016

NEUROCRINE BIOSCIENCES INC.

By:	/s/ Tim Coughlin
Name:	Tim Coughlin
Title:	CFO

Date:	12/22/16

2

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

Product List

[…***…]

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3

SCHEDULE B

MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE

[…***…]

***	Confidential Treatment Requested for pages 4-7.

Omitted pages have been filed separately with the Commission.

4-7

SCHEDULE C

ANNUAL STABILITY TESTING

[…***…]

***	Confidential Treatment Requested for pages 8-9.

Omitted pages have been filed separately with the Commission.

8-9

SCHEDULE D

ACTIVE MATERIALS

[…***…]

***	Confidential Treatment Requested

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